Exhibit 5

Opinion of Legal Counsel

July 11, 2006

United Industrial Corporation
124 Industry Lane
Hunt Valley, Maryland 21030

Ladies and Gentlemen:

I have acted as counsel to United Industrial Corporation, a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 with exhibits thereto (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, relating to the registration of 1,787,204 shares of common stock, par value $1.00 per share, of the Company (the “Shares”) to be issued pursuant to the Company’s 2006 Long Term Incentive Plan (the “Plan”). The Shares are to be issued by the Company pursuant to awards to be granted under the Plan.

In so acting, I have participated in the preparation of the Registration Statement and have reviewed the corporate proceedings in connection with the adoption of the Plan. I have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements, and instruments relating to the Company, and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as I have deemed proper and necessary as a basis for rendering this opinion.

Based upon, and subject to, the foregoing, I am of the opinion that the Shares are duly authorized and, when and to the extent issued pursuant to awards granted under the Plan, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid, and non-assessable.

I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jonathan A. Greenberg, Esq.
Jonathan A. Greenberg, Esq.